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                                  Exhibit 23.1


Independent Auditor's Consent
Board of Directors
Surge Components, Inc.

We consent to the incorporation by reference in Registration Statement
No. 333-60787 on Form S-8 and Registration Statement No. 333-63371 on Form S-3 of Surge Components, Inc. of our report dated January 21, 1999, appearing in this Annual Report on Form 10-KSB of Surge Components, Inc. for the year ended November 30, 1998.


SELIGSON & GIANNATTASIO, LLP

N. White Plains, New York
February 25, 1999